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                                                                           EXHIBIT 11.1

                               THE CHARLES SCHWAB CORPORATION

                             Computation of Earnings Per Share
                         (In thousands, except per share amounts)
                                        (Unaudited)

                                                                    Three Months Ended
                                                                         March 31,

                                                                     1997         1996
                                                                     ----         ----
Net Income                                                         $ 66,735     $ 46,943
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  Shares
    Primary:
    Weighted-average number of common shares outstanding            175,179      173,303
    Common stock equivalent shares related to option plans            5,646        5,584
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    Weighted-average number of common and
     common equivalent shares outstanding                           180,825      178,887
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    Fully Diluted:
    Weighted-average number of common shares outstanding            175,179      173,303
    Common stock equivalent shares related to option plans            5,646        5,796
----------------------------------------------------------------------------------------
    Weighted-average number of common and
     common equivalent shares outstanding                           180,825      179,099
========================================================================================

Primary/Fully Diluted Earnings Per Share                           $    .37     $    .26
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